CONFORMED COPY
Exhibit 4.1

ADDITIONAL FACILITY E ACCESSION AGREEMENT

To:	The Bank of Nova Scotia as Facility Agent (the “Facility Agent”)
Credit Suisse AG, London Branch as Security Trustee (the “Security Trustee”)

From:
The persons listed in Schedule 1 to this Additional Facility E Accession Agreement (the “Facility E Lenders”, such defined term to include any lender which becomes a New Lender in respect of the Term Loan E Facility, by the execution by the Facility Agent of a Transfer Certificate or Assignment Agreement)

Date:	24 May 2018
Dear Sirs
€420,000,000 senior facilities agreement dated 25 July 2014 between, among others, Unitymedia Hessen GmbH & Co. KG (as Original Borrower), Unitymedia GmbH (formerly Unitymedia KabelBW GmbH), Unitymedia NRW GmbH, Unitymedia Management GmbH, Unitymedia Hessen Verwaltung GmbH, and Unitymedia BW GmbH (formerly Kabel BW GmbH) (as Original Guarantors) and the Financial Institutions listed therein (as Original Lenders), The Bank of Nova Scotia (as Facility Agent) and Credit Suisse AG, London Branch (as Security Trustee) (as amended, restated or otherwise modified from time to time prior to the date hereof, the “Facilities Agreement”)

1.	In this Additional Facility E Accession Agreement (this “Agreement”):
“Borrower” means, in connection with a Facility E Loan, Unitymedia Finance LLC.
“Facility E Commitment” means, in relation to a Facility E Lender, the amount in US Dollar set opposite its name under the heading “Facility E Commitment” in Schedule 1 (Facility E Lenders and Facility E Commitments) of this Agreement and any such Facility E Commitment transferred to it or assumed by it under the Facilities Agreement, in each case, to the extent not cancelled, transferred, or reduced under the Facilities Agreement.
“Facility E Loan” means any Additional Facility Loan made available to the Borrower by the Facility E Lenders under the Term Loan E Facility.
“Facility E Maturity Date” means 1 June 2023 or such other date as agreed between the Facility E Lenders and the Borrower.
“Fee Letter” means the fee letter, dated 18 May 2018, between, among others, the Borrower and the Mandated Lead Arrangers (as defined therein).
“Liberty Global Reference Agreement” means any or all of (i) the credit agreement dated 1 August 2007 between, among others, Telenet NV as company and The Bank of Nova Scotia as

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facility agent; (ii) the credit agreement dated 7 June 2013 between (among others) Virgin Media Investment Holdings Limited as borrower and The Bank of Nova Scotia as facility agent; (iii) the credit agreement dated 27 January 2014 between (among others) Ziggo B.V. as borrower and The Bank of Nova Scotia as facility agent; (iv) the credit agreement dated 28 September 2006 between (among others) All3Media Finance Limited as borrower and The Royal Bank of Scotland plc as facility agent; (v) the credit agreement dated 5 March 2015 between (among others) Ziggo Secured Finance B.V. as SPV borrower and The Bank of Nova Scotia as facility agent; (vi) the indenture dated 23 December 2015 in respect of the €420,000,000 4.625% senior secured notes due 2026 issued by Unitymedia Hessen GMBH & Co KG and Unitymedia NRW GmbH; (vii) Annex I (Additional Definitions) and Annex II (Covenants) of the credit agreement dated 16 May 2016 entered into between, among others, LGE Coral Holdco Limited as finco, Sable International Finance Limited and Coral-US Co-Borrower LLC as initial borrowers and The Bank of Nova Scotia as administrative agent and (to the extent not covered in the Annexes) the specific provisions relating to that credit agreement set out in Schedule 3 (First Amendments, Waivers, Consents and Other Modifications) to this Agreement; (viii) the facilities agreement dated 6 October 2016 in respect of the advance of certain proceeds of the £350,000,000 5.5% receivables financing notes due 2024 issued by Virgin Media Receivables Financing Notes I Designated Activity Company; (ix) the indenture dated 23 September 2016 in respect of the $2,000,000,000 5.5% senior secured notes due 2027 and the €775,000,000 4.25% senior secured notes due 2027 issued by Ziggo Secured Finance B.V.; (x) the indenture dated 1 February 2017 in respect of the £675,000,000 5% senior secured notes due 2027 issued by Virgin Media Secured Finance PLC; (xi) the indenture dated 21 June 2017 in respect of the €635,000,000 3⅞% senior notes due 2029 issued by UPC Holding B.V.; (xii) the credit agreement dated 16 December 2016 between (among others) UPC Broadband Holding B.V. as borrower and The Bank of Nova Scotia as facility agent; (xiii) the indenture dated 16 August 2017 in respect of the $700,000,000 6.875% senior notes due in 2027 issued by C&W Senior Financing Designated Activity Company and (xiv) the indenture dated 18 October 2017 in respect of the $550,000,000 million 5.500% senior notes due 2028 issued by UPC Holding B.V. (in each case as amended from time to time up to the date of this Agreement).
“Majority Facility E Lenders” means those Facility E Lenders, the aggregate of whose Facility E Commitments exceed 50 per cent. of the aggregate of the Facility E Commitments of all Facility E Lenders.
“Term Loan E Facility” means the $700,000,000 term loan facility made available by the Facility E Lenders under this Agreement.

2.
Unless otherwise defined in this Agreement, terms defined in the Facilities Agreement shall have the same meaning in this Agreement and a reference to a Clause is a reference to a Clause of the Facilities Agreement. The principles of construction set out in Clause 1.2 (Construction) of the Facilities Agreement apply to this Agreement as though they were set out in full in this Agreement.

3.	We refer to Clause 2.2 (Additional Facilities) of the Facilities Agreement. This Agreement is an Additional Facility Accession Agreement for the purposes of the Facilities Agreement.

4.	This Agreement will take effect on the date on which the Facility Agent notifies the Borrower and the Facility E Lenders that it has received the documents and evidence set out in Schedule

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2 to this Agreement, in each case in form and substance satisfactory to it (acting reasonably), or, as the case may be, the requirement to provide any of such documents or evidence has been waived by the Facility Agent on behalf of the Majority Facility E Lenders (the “Effective Date”). The Facility Agent must give this notification to the Borrower and the Facility E Lenders promptly upon being so satisfied.

5.
Unless otherwise indicated herein, the terms of this Agreement shall be consistent in all material respects with the terms of the Facilities Agreement including, without limitation, with respect to interest period, conditions precedent, tax gross-up provisions and indemnity provisions, representations and warranties, utilisation mechanics, cancellation and prepayment (including the treatment of this Agreement under the prepayment waterfall), fees, costs and expenses, transfers, voting, amendments and waivers, non-financial covenants and events of default.

6.	The Additional Facility made available pursuant to this Agreement is a term loan.

7.	We, the Facility E Lenders, agree:

(a)	to become party to and to be bound by the terms of the Facilities Agreement as a Lender in accordance with Clause 2.2 (Additional Facilities) of the Facilities Agreement; and

(b)
to become a party to the Intercreditor Agreement as a Senior Creditor and to observe, perform and be bound by the terms and provisions of the Intercreditor Agreement in the capacity of a Senior Creditor.

8.
The Additional Facility Commitment of each Facility E Lender for the purposes of the definition of Additional Facility Commitment in Clause 1.1 (Definitions) of the Facilities Agreement is its Facility E Commitment.

9.	The Termination Date in respect of the Term Loan E Facility is the Facility E Maturity Date.

10.	The Term Loan E Facility shall be repaid in full on the Facility E Maturity Date.

11.
Subject to the terms of this Agreement, the Facility E Lenders agree to make available to the Borrower a term loan facility in an amount equal to the aggregate of the Facility E Commitments. The Availability Period in respect of the Term Loan E Facility is the period from and including the Effective Date (which shall be the Additional Facility Commencement Date for the purposes of the Facilities Agreement) up to and including the date which is 45 Business Days after the Effective Date or such other date agreed between the Facility E Lenders and the Borrower.

12.	The Margin in relation to the Term Loan E Facility is:
(a)     for the period from and including the first Utilisation Date in relation to the Term Loan E Facility to and excluding the date falling two years after the first Utilisation Date in relation to the Term Loan E Facility, 2.00% per annum; and

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(b)	at all times thereafter, 2.25% per annum,
in each case, or such other rate agreed between the Facility E Lenders and the Borrower.

13.
The interest rate for the Term Loan E Facility will be calculated in accordance with Clause 12 (Interest) of the Facilities Agreement, being the sum of LIBOR and the applicable Margin. For the avoidance of doubt, each party to this Agreement accepts and acknowledges that LIBOR has the meaning given to it under Clause 1.1 (Definitions) of the Facilities Agreement provided that if LIBOR as determined in accordance with that definition is less than zero, it shall be deemed to be zero. The first Interest Period to apply to each Facility E Loan will be set out in the respective Utilisation Request for that Facility E Loan.

14.
Each Facility E Loan shall be issued at 99.875% provided that no original issue discount shall be payable on any Loan arising from an increase in the Facility E Commitments effected in accordance with paragraph 2 (OID Fees Funding) of the Fee Letter.

15.
Loans under this Additional Facility will be used for general corporate purposes and/or working capital purposes, including, without limitation, the redemption, refinancing, repayment or prepayment of any existing indebtedness of any member of the Group and/or the payment of any fees and expenses in connection with the Term Loan E Facility and the transactions related thereto.

16.
The Term Loan E Facility may be drawn by up to three Loans (or any other number of Loans agreed between the Facility E Lenders and the Borrower) and no more than three Utilisation Requests (or any other number of Utilisation Requests agreed between the Facility E Lenders and the Borrower) may be made in respect of the Term Loan E Facility under the Facilities Agreement.

17.
For the purposes of partial assignments, transfers or novations of rights and/or obligations by a Lender in respect of this Additional Facility, the Lenders and the Borrower agree that such assignment, transfer or novation shall be in a minimum amount of $1,000,000 or such lower amount agreed to by the Facility Agent and the Borrower (save that in the case of a partial assignment, transfer or novation by a Lender of its rights and/or obligations under this Additional Facility to an Affiliate or Related Fund of that Lender, such assignment, transfer or novation shall be in a minimum amount of $500,000 or such lower amount agreed to by the Facility Agent and the Borrower).

18.	If on or prior to the date falling six months after the date of this Agreement (but not otherwise) the Borrower:

(a)
makes any prepayment of the Term Loan E Facility in connection with any Repricing Transaction (as defined below) other than where such prepayment is funded by the issuance of notes by any member of the Group or a special purpose vehicle which on-lends the proceeds of such notes to a member of the Group; or

(b)	effects any amendment of this Agreement or the Facilities Agreement resulting in a Repricing Transaction, other than, for the avoidance of doubt, any amendments

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contemplated by Schedule 3 (First Amendments, Waivers, Consents and Other Modifications) (the “Approved Amendments”) resulting in a Repricing Transaction, the Borrower shall, in each case, pay to the Facility Agent, for the account of each applicable Facility E Lender:

(c)
in the case of paragraph (a) above, a prepayment fee equal to 1.00 per cent. flat on the amount of that Facility E Lender’s Facility E Loan which is prepaid and such prepayment fee shall be due and payable on the date of such prepayment; and

(d)
in the case of paragraph (b) above, a prepayment fee equal to 1.00 per cent. flat on the aggregate amount of the Facility E Loans of each Facility E Lender that shall have been the subject of a mandatory assignment under the Facilities Agreement following the failure of such Lender to consent to such amendment on or prior to the date falling six months after the date of this Agreement and such prepayment fee shall be due and payable on the effective date of such assignment.

In this paragraph 18, “Repricing Transaction” means the prepayment or refinancing of all or a portion of the Facility E Loans with any long term bank debt financing incurred for the primary purpose of repaying, refinancing, substituting or replacing the Facility E Loans which has (or any amendment to this Agreement or the Facilities Agreement which results in) an effective interest cost or weighted average yield (as determined by the Facility Agent consistent with generally accepted financial practice and, in any event, excluding any arrangement or commitment fees in connection therewith) that is less than the interest rate for or weighted average yield (as determined by the Facility Agent (acting reasonably) on the same basis) of the Facility E Loans.

19.

(a)
Provided that any upsizing of the Term Loan E Facility permitted under this paragraph will not breach any term of the Facilities Agreement, the Term Loan E Facility may be upsized by any amount, by the signing of one or more further Additional Facility Accession Agreements in respect of the Term Loan E Facility (an “Additional Accession Agreement”), that specifies (along with the other terms specified therein) Unitymedia Finance LLC as the sole Borrower, that the Commitments under that Additional Accession Agreement are denominated in US Dollars, to be drawn in US Dollars and with the same Termination Date and Margin as specified in this Agreement.

(b)
For the purposes of this paragraph 19 (unless otherwise specified), references to each Facility E Lender and Facility E Loan shall include Lenders and Loans made under any such further Additional Accession Agreement.

(c)
Where any Facility E Loan has not already been consolidated with any other Facility E Loan, on the last day of any Interest Period for that unconsolidated Facility E Loan, that Facility E Loan will be consolidated with any Facility E Loan which has an Interest Period ending on the same day as that unconsolidated Facility E Loan, and all such Loans will then be treated as one Loan under the Term Loan E Facility.

20.	For the purposes of any amendment or waiver, consent or other modification (including with respect to any existing Default or Event of Default) that may be sought by the Borrower under

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the Facilities Agreement or any other Finance Document on or after the date of this Agreement, each Facility E Lender hereby consents (in the capacity of a Lender and, if it is a Hedging Bank (as defined in the Intercreditor Agreement), in the capacity of a Hedging Bank), and agrees to procure, unless it is prohibited from doing so, that any of its Affiliates or Related Funds that are Lenders under a Revolving Facility or Hedging Banks (in their capacity as Lenders under a Revolving Facility or Hedging Banks, as applicable) consent to any and all of the following:

(a)	any and all of the items set out in the Approved Amendments;

(b)
any consequential amendment, waiver, consent or other modification, whether effected by one instrument or through a series of amendments, to the Facilities Agreement or any other Finance Document to be made either to implement the changes envisaged in the Approved Amendments; and/or

(c)
any other amendment, waiver, consent or modification, whether effected by one instrument or through a series of amendments, to the Facilities Agreement or any other Finance Document to be made to conform any Finance Document to any Liberty Global Reference Agreement provided that any amendment, waiver, consent or modification to conform the Facilities Agreement or any other Finance Document to any Liberty Global Reference Agreement referred to at paragraphs (vi), (ix), (x), (xi), (xiii) and (xiv) (in each case, other than any amendment, waiver, consent or modification to conform the Facilities Agreement or any Finance Document in relation to any covenant, event of default or definition in such Liberty Global Reference Agreements) shall be limited to any amendment, waiver, consent or modification which is specifically referenced in the Approved Amendments (and, in each case, any consequential amendments, waivers, consents or modifications), and this Agreement shall constitute each Facility E Lender’s irrevocable and unconditional written consent (in the capacity of a Lender and, if it is a Hedging Bank, in the capacity of a Hedging Bank) and the agreement of each Facility E Lender to procure, unless it is prohibited from doing so, that each of its Affiliates and Related Funds that is a Lender under a Revolving Facility or a Hedging Bank provides irrevocable and unconditional written consent in that capacity in respect of such amendments, waivers, consents or other modifications to the Finance Documents for the purposes of Clause 37 (Amendments and Waivers) of the Facilities Agreement and any clause in any other Finance Document relating to amendments of that Finance Document without any further action required on the part of any party thereto.

21.
Each Facility E Lender hereby acknowledges and agrees (in the capacity of a Lender and, if it is a Hedging Bank, in the capacity of a Hedging Bank) and agrees to procure, unless it is prohibited from doing so, that any of its Affiliates or Related Funds that are Lenders under a Revolving Facility or Hedging Banks acknowledge and agree (in their capacity as Lenders under a Revolving Facility or Hedging Banks, as applicable) that the Facility Agent and/or the Security Trustee (as applicable) may, but shall not be required to, send to the Facility E Lenders any further formal amendment request in connection with all, or any of the proposed amendments set out under paragraph 20 above and the Facility Agent and/or the Security Trustee (as applicable) shall be authorised to consent on behalf of each Facility E Lender, as a Lender under one or more Additional Facilities and as a Hedging Bank under the Intercreditor Agreement, to any such

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proposed amendments set out under paragraph 20 above (and the Facility Agent and the Security Trustee shall be authorised to enter into any necessary documentation in connection with the same), and such consent shall be taken into account in calculating whether the Majority Lenders, or the relevant requisite Lenders, or the Hedging Banks, have consented to the relevant amendments and/or waivers or other modifications to the Finance Documents in accordance with Clause 37 (Amendments and Waivers) of the Facilities Agreement and any clause relating to amendments in any other Finance Document.

22.
Each Facility E Lender hereby waives (in the capacity of a Lender and, if it is a Hedging Bank, in the capacity of a Hedging Bank) and agrees to procure, unless it is prohibited from doing so, that any of its Affiliates or Related Funds that are Lenders under a Revolving Facility or Hedging Banks waive (in their capacity as Lenders under a Revolving Facility or Hedging Banks, as applicable) receipt of any fee in connection with the foregoing consent, notwithstanding that other consenting Lenders under the Facilities Agreement or Hedging Banks under the Intercreditor Agreement may be paid a fee in consideration of such Lenders’ or Hedging Banks’ consent to any or all of the foregoing amendments, waivers or other modifications.

23.
On the first Utilisation Date in respect of the Term Loan E Facility, the Borrower confirms, on behalf of itself and the Company confirms on behalf of itself and each other Obligor, that the Repeating Representations are true and correct as if made at the first Utilisation Date in respect of the Facility E Loan with reference to the facts and circumstances then existing, and as if each reference to the Finance Documents includes a reference to this Agreement.

24.
Each of the Obligors further represents and warrants on the first Utilisation Date in respect of the Term Loan E Facility that the execution and delivery by it of this Agreement and the performance of the transactions contemplated by this Agreement will not violate any agreement or instrument to which it is a party or which is binding upon it or any member of the Group or any of its assets or any member of the Group’s assets, where such violation would or is reasonably likely to have a Material Adverse Effect.

25.
Each of the Guarantors party to this Agreement confirm that its obligations under Clause 21 (Guarantee and Indemnity) of the Facilities Agreement, the Security created by it pursuant to the Transaction Security Documents and its obligations under the Finance Documents, shall continue unaffected and that upon execution of the relevant Transaction Security referred to in paragraph 28 by all parties thereto such obligations extend to the Total Commitments as increased by the addition of the Facility E Commitment and that such obligations shall be owed to each Finance Party including the Facility E Lenders.

26.	We confirm to each Finance Party that:

(a)
we have made our own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in the Facilities Agreement and have not relied on any information provided to us by a Finance Party in connection with any Finance Document; and

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(b)
we will continue to make our own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Facilities Agreement or any Facility E Commitment is in force.

27.
Each of the Facility E Lenders hereby agrees with each other person who is or who becomes a party to the Intercreditor Agreement that with effect on and from the Effective Date it will be bound by the Intercreditor Agreement as a Senior Creditor (as defined in the Intercreditor Agreement) (in its capacity as a Lender under the Facilities Agreement) as if it had been party originally to the Intercreditor Agreement in that capacity and that it shall perform all of the undertakings and agreement set out in the Intercreditor Agreement and given by a Senior Creditor (as defined in the Intercreditor Agreement). This Agreement is the “Accession Agreement” referred to in Clause 13.2(b) of the Intercreditor Agreement.

28.
Other than in respect of any relevant Transaction Security that is released in accordance with Clause 38 (Intercreditor Agreement and Asset Security Release) of the Facilities Agreement prior to such time, as a condition subsequent to this Agreement, the Company shall procure that on or before 31 March 2019, each Obligor identified in Schedule 2 Part 4 (Conditions Subsequent—Transaction Security) of the Facilities Agreement grants the Transaction Security (in form and substance satisfactory to the Facility Agent (acting reasonably)) identified opposite its name in Schedule 2 Part 4 (Conditions Subsequent—Transaction Security) of the Facilities Agreement.

29.	This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

30.	If a term of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that will not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of this Agreement; or

(b)	the legality, validity or enforceability in other jurisdictions of that or any other term of this Agreement.

31.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

32.
Clause 42.1 (Jurisdiction of the English courts) of the Facilities Agreement is incorporated into this Agreement as if set out in full and as if references in that clause to “this Agreement” are to this Agreement.

33.
This Agreement may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement

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by e-mail (PDF) or telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement.

34.	This Agreement is an Accession Agreement for the purposes of and as defined in the Intercreditor Agreement.

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SCHEDULE 1
FACILITY E LENDERS AND FACILITY E COMMITMENTS

Facility E Lender	Facility E Commitment ($)
The Bank of Nova Scotia	700,000,000

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SCHEDULE 2
CONDITIONS PRECEDENT

1.	Original Obligors

(a)	A copy of the Constitutional Documents of each Obligor.

(b)	In respect of each Obligor incorporated in Germany, a recent excerpt from the commercial register (Handelsregister) of the Obligors, not older than 14 days from the date of this Agreement.

(c)
A copy of a resolution of the shareholder(s) of each Obligor approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute, deliver and perform this Agreement.

(d)
A specimen of the signature of each person authorised to execute, on behalf of each Obligor, this Agreement and related documents to which it is a party and to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement.

(e)
In relation to each Obligor incorporated in a jurisdiction other than Germany, a certificate by the directors of each Obligor confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments will not cause any borrowing, guarantee, security or similar limit binding on that Obligor to be exceeded.

(f)
A certificate by the directors of each Obligor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

(g)
In respect of each Obligor incorporated in the State of Delaware, a good standing certificate of that Obligor from the Secretary of State of the State of Delaware, dated no earlier than 1 Business Day prior to the date of this Agreement, provided that “Business Day” for the purposes of this paragraph (g) means a day (other than a Saturday or Sunday) on which banks are open for general business in the State of Delaware.

2.	Legal Opinions

The following legal opinions, each addressed to the Facility Agent, the Security Trustee and the Original Lenders and capable of being relied upon by any persons to become Lenders pursuant to the primary syndication of the Facilities:

(a)	A legal opinion of Allen & Overy LLP legal advisers to the Facility Agent and the Mandated Lead Arrangers as to English law.

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(b)	A legal opinion of Freshfields Bruckhaus Deringer legal advisers to the Company as to German law.

(c)	A legal opinion of Ropes & Gray International LLP legal advisers to the Company as to Delaware law.

3.	Other Documents and Evidence

(a)	A duly executed copy of this Agreement.

(b)	A duly executed copy of the Fee Letter.

(c)
A certificate of the Senior Subordinated Notes Issuer (as defined in the Intercreditor Agreement) to the Super Priority Representatives, the Senior Representatives and the Senior Subordinated Representatives (each as defined in the Intercreditor Agreement) confirming that each of the conditions set out in paragraphs (a)(i) to (v) of clause 13.2 of the Intercreditor Agreement have been satisfied.

(d)
A copy of a designation certificate executed by the Senior Subordinated Notes Issuer (as defined in the Intercreditor Agreement) designating the Term Loan E Facility under this Agreement as Senior Debt (as defined in the Intercreditor Agreement) and this Agreement as a Senior Designated Debt Document (as defined in the Intercreditor Agreement).

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SCHEDULE 3
FIRST AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS

All references to Clauses, Paragraphs, Schedules and definitions contained in this Schedule 3 are to Clauses, Paragraphs, Schedules and definitions of the Facilities Agreement. All Capitalised terms used in this Schedule but not defined shall have the meanings given to such terms in the Facilities Agreement.
In this Schedule, references to “recent Liberty precedent” shall be construed to mean any Liberty Global Reference Agreement.

1.	Alternative Benchmarks:

(a)	Add the following new definitions to Clause 1.1 (Definitions) as follows:
“Alternative Benchmark Commencement Date” means any Business Day on which the Facility Agent and the Company agree upon an Alternative Benchmark Rate.

“Alternative Benchmark Rate” means any alternative benchmark rate agreed in writing between the Facility Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Lenders or any other Finance Party) and the Company from time to time.

(b)	Replace the definition of “Screen Rate” in Clause 1.1 (Definitions) with the following:
“Screen Rate” means:

(a)    in relation to LIBOR:

(i)
at any time prior to an Alternative Benchmark Commencement Date in relation to LIBOR, the London interbank offered rate administered by the ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); or

(ii)
at any time on or following an Alternative Benchmark Commencement Date in relation to LIBOR, the Alternative Benchmark Rate for the relevant currency and period displayed on any page of any screen of an information service as the Facility Agent may specify after consultation with the Company on or about the relevant Alternative Benchmark Commencement Date; and

(b)    in relation to EURIBOR:

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(i)
at any time prior to an Alternative Benchmark Commencement Date in relation to EURIBOR, the Euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); or

(ii)
at any time on or following an Alternative Benchmark Commencement Date in relation to EURIBOR, the Alternative Benchmark Rate for Euro for the relevant period displayed on any page of any screen of an information service as the Facility Agent may specify after consultation with the Company on or about the relevant Alternative Benchmark Commencement Date, provided that, in each case, if such page is replaced or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Company.

2.	Super Majority Lenders: add the following new definition to Clause 1.1 (Definitions):
““Super Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 75% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 75% of the Total Commitments immediately prior to that reduction) and not taking into account any Commitments in relation to which a prepayment or cancellation notice has been served in accordance with Clause 9.3 (Voluntary prepayment of Loans) or 9.7 (Voluntary cancellation) unless the cancellation or prepayment in relation to those Commitments shall not occur or does not occur on the date or dates specified in the relevant notice or cancellation (as applicable).”

3.	Cost of Funds:

(a)
Amend paragraph (b) of Clause 14.4 (Cost of Funds) such that it also applies if LIBOR or EURIBOR is to be determined by reference to a Reference Bank Rate or an Alternative Reference Bank Rate and to provide that, in entering into negotiations with the Company with a view to agreeing a substitute basis for determining the rate of interest, the Facility Agent may act in its sole discretion and will not be required to consult with or seek any consent or instruction from the Lenders or any other Finance Party.

(b)	Delete paragraph (c) of Clause 14.4 (Cost of Funds) and replace it with the following:
“Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of the Facility Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Lenders or any other Finance Party) and the Company, be binding on all Parties.”

4.	Amendments and Waivers:

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(a)	Amend paragraph (g) of Clause 37.2 (Exceptions) to add the following additional limb:

“(iv)	relates to the implementation of any alternative basis for the calculation of interest that is binding on all Parties in accordance with paragraph (c) of Clause 14.4 (Cost of Funds).”

(b)	Amend Clause 37.2 (Exceptions) to include the following additional paragraph:
“If any Screen Rate is not available for a currency which can be selected for a Loan, any amendment or waiver which relates to providing for another benchmark rate to apply in relation to that currency in place of that Screen Rate (or which relates to aligning any provision of a Finance Document to the use of that other benchmark rate) may be made with the consent of the Facility Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Lenders or any other Finance Party) and the Company.”

5.	Resignation of Guarantor: amend paragraph (d) of Clause 28.6 (Resignation of Guarantor) to add the following additional limbs:
“(vi)    the Super Majority Lenders have consented to the resignation of that Guarantor;

(vii)
if such Guarantor is an Affiliate Subsidiary and such Affiliate Subsidiary becomes a Subsidiary of or is merged into the Company, any Permitted Affiliate Parent or another Restricted Subsidiary of the Company or any Permitted Affiliate Parent which is not an Affiliate Subsidiary (as such terms are defined in Schedule 16 (Definitions)), and in each case, such Guarantor is not otherwise required to become or remain a Guarantor under the terms of this Agreement at such time; or

(viii)	as a result of, and in connection with, any Solvent Liquidation (as defined in Schedule 16 (Definitions)).”

6.	Release of Security: amend paragraph (b) of Clause 28.8 (Release of Security) to add the following additional limb:

“(vi)	with the approval of the Super Majority Lenders.”

7.	Disenfranchisement of Defaulting Lender: delete paragraph (a) of Clause 27.15 (Disenfranchisement of Defaulting Lender) in its entirety and replace it with the following:
“In ascertaining the Majority Lenders, affected Lenders, all Lenders or any other class of Lenders (as applicable) or whether any given percentage (including, for the avoidance of doubt, unanimity) of any of the Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, a Defaulting Lender’s Commitments and participations will be deemed to be zero.”

8.	Changes to the Obligors:

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(a)	Amend paragraph (a) of Clause 28.2 (Additional Borrowers) to delete sub-paragraph (vi) in its entirety.

(b)	Amend paragraph (a) of Clause 28.6 (Resignation of a Guarantor) to delete sub-paragraph (ii) in its entirety and replace it with the following:

(a)	“(ii) the resignation is permitted under paragraph (c) of Clause 37.2 (Exceptions)”

9.	Snooze: amend the time period in paragraph (i) of Clause 37.2 (Exceptions) from “15 Business Days” to “10 Business Days”.

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Signatories

FACILITY AGENT

THE BANK OF NOVA SCOTIA

Name: Authorized Signatory
Title: DIRECTOR

Name: Authorized Signatory
Title: DIRECTOR

[Signature page to Additional Facility E Accession Agreement]
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SECURITY TRUSTEE

CREDIT SUISSE AG, LONDON BRANCH

Name: Authorized Signatory
Title: ASSISTANT VICE PRESIDENT OPERATIONS

Name: Authorized Signatory
Title: ASSISTANT VICE PRESIDENT OPERATIONS

[Signature page to Additional Facility E Accession Agreement]
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FACILITY E LENDER

THE BANK OF NOVA SCOTIA

Name: Authorized Signatory

Title: DIRECTOR

Name: Authorized Signatory
Title: DIRECTOR

[Signature page to Additional Facility E Accession Agreement]
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BORROWER

UNITYMEDIA FINANCE LLC

By:    Unitymedia Hessen GmbH & Co. KG,
its Sole Member and Manager

represented by Unitymedia Hessen Verwaltung GmbH as general partner

Name: Authorized Signatory

Title: SENIOR VICE PRESIDENT CUSTOMER OPERATIONS

Name: Authorized Signatory

Title: CHIEF FINANCIAL OFFICER

[Signature page to Additional Facility E Accession Agreement]
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COMPANY

UNITYMEDIA HESSEN GMBH & CO. KG
represented by Unitymedia Hessen Verwaltung GmbH as general partner

Name: Authorized Signatory

Title: SENIOR VICE PRESIDENT CUSTOMER OPERATIONS

Name: Authorized Signatory

Title: CHIEF FINANCIAL OFFICER

[Signature page to Additional Facility E Accession Agreement]
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PARENT

UNITYMEDIA GMBH

Name: Authorized Signatory

Title: SENIOR VICE PRESIDENT CUSTOMER OPERATIONS

Name: Authorized Signatory

Title: CHIEF FINANCIAL OFFICER

[Signature page to Additional Facility E Accession Agreement]
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GUARANTORS

UNITYMEDIA HESSEN GMBH & CO. KG
represented by Unitymedia Hessen Verwaltung GmbH as general partner

Name: Authorized Signatory

Title: SENIOR VICE PRESIDENT CUSTOMER OPERATIONS

Name: Authorized Signatory

Title: CHIEF FINANCIAL OFFICER

[Signature page to Additional Facility E Accession Agreement]
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UNITYMEDIA GMBH

Name: Authorized Signatory

Title: SENIOR VICE PRESIDENT CUSTOMER OPERATIONS

Name: Authorized Signatory

Title: CHIEF FINANCIAL OFFICER

[Signature page to Additional Facility E Accession Agreement]
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UNITYMEDIA MANAGEMENT GMBH

Name: Authorized Signatory

Title: SENIOR VICE PRESIDENT CUSTOMER OPERATIONS

Name: Authorized Signatory

Title: CHIEF FINANCIAL OFFICER

[Signature page to Additional Facility E Accession Agreement]
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UNITYMEDIA HESSEN VERWALTUNG GMBH

Name: Authorized Signatory

Title: SENIOR VICE PRESIDENT CUSTOMER OPERATIONS

Name: Authorized Signatory

Title: CHIEF FINANCIAL OFFICER

[Signature page to Additional Facility E Accession Agreement]
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UNITYMEDIA NRW GMBH

Name: Authorized Signatory

Title: SENIOR VICE PRESIDENT CUSTOMER OPERATIONS

Name: Authorized Signatory

Title: CHIEF FINANCIAL OFFICER

[Signature page to Additional Facility E Accession Agreement]
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UNITYMEDIA BW GMBH

Name: Authorized Signatory

Title: SENIOR VICE PRESIDENT CUSTOMER OPERATIONS

Name: Authorized Signatory

Title: CHIEF FINANCIAL OFFICER

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UNITYMEDIA FINANCE LLC

By:    Unitymedia Hessen GmbH & Co. KG,
its Sole Member and Manager

represented by Unitymedia Hessen Verwaltung GmbH as general partner

Name: Authorized Signatory

Title: SENIOR VICE PRESIDENT CUSTOMER OPERATIONS

Name: Authorized Signatory

Title: CHIEF FINANCIAL OFFICER

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